PROJECT 365

Presentation to the Special Committee of 365

February 28, 2013

J.P.Morgan

This presentation was prepared exclusively for the benefit and internal use of the special committee (the "Special Committee") of the board of directors of 7 Days Group Holdings Limited ("365") to whom it is directly addressed and delivered in order to assist the Speical Committee in evaluating the feasibility of a possible transaction or transactions and does not carry any right of publication or disclosure, in whole or in part, to any other party. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by J.P. Morgan. Neither this presentation nor any of its contents may be disclosed or used for any other purpose without the prior written consent of J.P. Morgan.

The information in this presentation is based upon any management forecasts supplied to us and reflects prevailing conditions and our views as of this date, all of which are accordingly subject to change. J.P. Morgan's opinions and estimates constitute J.P. Morgan's judgment and should be regarded as indicative, preliminary and for illustrative purposes only. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Company or which was otherwise reviewed by us. In addition, our analyses are not and do not purport to be appraisals of the assets, stock, or business of the Company or any other entity. J.P. Morgan makes no representations as to the actual value which may be received in connection with a transaction nor the legal, tax or accounting effects of consummating a transaction.

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Agenda

Executive summary

- On September 26, 2012, 365 announced that its Board of Directors has received a non-binding proposal letter from Boquan He and Nanyan Zheng, co-chairmen of the Company, Carlyle and Sequoia (collectively, the "Buyer Group" or "BG") to take the Company private for $4.2333 in cash per Ordinary Share or $12.70 in cash per ADS
- On October 30, 2012, J.P. Morgan was appointed by a special committee of the Board of Directors (the "Special Committee") as its financial advisor to assist in reviewing and evaluating the proposal
- On February 24, 2013, Buyer Group and Special Committee agreed on a price of $4.60 in cash per Ordinary Share or $13.80 in cash per ADS, representing an increase of 8.7% over the initial offer price

Key transaction metrics

365 capitalization table (in millions other than offer price)

	Initial	Final
Offer price	$12.70	$13.80
Number of shares outstanding (ADS mm)	49.7	49.9
Equity value	630.9	688.3
Net cash[1]	22.1	22.1
Minority interest[1]	(3.1)	(3.1)
Firm value	605.7	663.1

Sources: Company filings, management forecast as of February 27, 2013
Note: Share count in ADS mm
[1] Balance sheet as of September 30, 2012
[2] LTM as of September 30, 2012. Adj. FV = FV + rental expenses x 8; EBITDAR = EBITDA + rental expenses

Key valuation metrics

		Initial	Final
Offer price		$12.70	$13.80
Premium to offer			
Last trading	10.57	20.2%	30.6%
30-trading day VWAP	9.64	31.8%	43.2%
60-trading day VWAP	9.50	33.7%	45.3%
Offer price		$12.70	$13.80
FV/EBITDA			
2012E	93.5	6.5x	7.1x
2013E	107.6	5.6x	6.2x
2014E	130.3	4.6x	5.1x
Adj FV/EBITDAR			
LTM[2]	195.2	7.5x	7.8x
P/E			
2013E	33.4	18.9x	20.6x
2014E	44.8	14.1x	15.4x

Agenda

365 public market overview

Share price performance

	Prior to offer				
Performance	Since IPO	1-year	6-month	1-month	Since offer
365	(3.9%)	(33.6%)	(20.7%)	13.2%	23.3%
Chinese comps	(14.1%)	(11.4%)	10.7%	9.4%	16.0%



$/ADS
35
30
25
20
15
10
5
0
5.0
4.5
4.0
3.5
3.0
2.5
2.0
1.5
1.0
0.5
0.0
365
Chinese comps²
Final offer ($13.80)
Final offer price: $13.80
IPO price: $11.00/ADS
Nov-09
May-10
Oct-10
Apr-11
Sep-11
Mar-12
Aug-12
Feb-13

Trading range (US$ per ADS)



Min
VWAP
Max
Current
30.0
25.0
20.0
15.0
10.0
5.0
0.0
24.97
24.97
17.10
17.42
15.19
Final offer price: $13.80
13.03
11.98
11.94
10.57
9.64
10.57
11.46
IPO price 11.00
8.28
8.28
8.28
8.99
Since IPO
Last 2 year
Last 1 year
Last 30 trading days
Last trading day¹
Since Offer
Current
Prior to take-private announcement

Sources: Factset; market data as of February 26, 2013
¹ Last trading day before the take-private offer on September 26, 2012
² Chinese hotels include Home Inns and China Lodging

Overview of key financials

Key financial overview

(RMBmm)	1-3Q12A	4Q12E	2012E	2013E	2014E	2015E	2016E	2017E
Net revenue	**1,861**	**695**	**2,556**	**2,987**[2]	**3,437**	**3,810**	**4,147**	**4,467**
Growth %	*27.7%*[1]	*27.3%*[1]	*27.6%*	*16.9%*	*15.1%*	*10.8%*	*8.9%*	*7.7%*
EBIT	189	53	242	302	395	468	521	572
Margin %	*10.2%*	*7.7%*	*9.5%*	*10.1%*	*11.5%*	*12.3%*	*12.6%*	*12.8%*
D&A	237	87	324	367	419	452	476	476
EBITDA	**440**	**143**	**583**	**670**[2]	**812**	**918**	**995**	**1,045**
Margin %	*23.6%*	*20.5%*	*22.8%*	*22.4%*	*23.6%*	*24.1%*	*24.0%*	*23.4%*
Attri. net income - GAAP	**138**	**39**	**177**	**208**	**279**	**338**	**383**	**425**
Margin %	*7.4%*	*5.6%*	*6.9%*	*7.0%*	*8.1%*	*8.9%*	*9.2%*	*9.5%*
Total capex	**378**	**207**	**584**	**533**	**400**	**326**	**330**	**346**
As % of revenue	*20.3%*	*29.8%*	*22.9%*	*17.9%*	*11.6%*	*8.6%*	*8.0%*	*7.8%*

Note:
Management forecast as of February 27, 2013
[1] Compared to the same period last year
[2] For reference, 2013E revenue and EBITDA excluding Mini Five-Star would be RMB2,986mm and RMB694mm, respectively

Valuation analysis

Implied share price of 365 ($/ADS)



Primary valuation methodologies
DCF – management case
TGR: 3.0% - 5.0%; WACC: 13.0% – 15.0%
Trading comparables[1]
2013E FV/EBITDA (6.0x – 7.5x)
Transaction comparables[2]
2012E FV/EBITDA (11.0x – 12.0x)
For reference only
Current 52-week range
Trading prior to take-private offer
Precedent US-listed Cayman-incorporated Chinese take-private premium[3]
Last trading day prior to offer (17%-34%)
30-day VWAP prior to offer (22%-39%)
Initial offer price: $12.70
Final offer price: $13.80
11.74
16.78
13.47
16.56
20.80
22.60
8.28
16.07
Last trading: $10.57
60-day VWAP: $9.50
30-day VWAP: $9.64
LTM VWAP: $11.94
12.37
14.16
11.76
13.40
4.0
8.0
12.0
16.0
20.0
24.0

Sources: Company filings, management projections as of February 27, 2013, FactSet, Bloomberg, market data as of February 26, 2013

Note: 365 CY2012E and CY2013E EBITDA of $94mm and $108mm, respectively; diluted share count based on management account on number of shares outstanding, vested and unvested ESOP; net cash of $22mm and minority interest of $(3)mm as of September 30, 2012

[1] Chinese hotels include Home Inns and China Lodging

[2] Based on Home Inns/Motel 168 transaction

[3] 365 price on September 25, 2012 of $10.57/ADS, 30-day VWAP of $9.64/ADS

Discounted cash flow analysis

Cash flow profile (US$mm)

December YE	4Q'2012E	2012E	2013E	2014E	2015E	2016E	2017E	Terminal year
Revenue	112	410	480	552	612	666	717	746
EBITDA	23	94	108	130	147	160	168	173
EBIT	9	39	48	63	75	84	92	115
(-) Tax expense	2	11	14	18	22	24	26	33
(+) Depreciation	14	52	59	67	73	76	76	58
(-) Change in Net Working Capital	10	13	6	5	2	0	(2)	4
(-) Capex	(33)	(94)	(86)	(64)	(52)	(53)	(56)	(58)
Free cash-flows	**(3)**	**(1)**	**13**	**53**	**76**	**83**	**84**	**86**

Equity value (US$mm)

		Terminal growth		
		3.0%	4.0%	5.0%
WACC	13.0%	702	765	844
	14.0%	636	686	748
	15.0%	581	622	671

Equity value per ADS (US$)

		Terminal growth		
		3.0%	4.0%	5.0%
WACC	13.0%	14.06	15.27	16.78
	14.0%	12.79	13.76	14.94
	15.0%	11.74	12.53	13.47

Note: Management forecast as of February 27, 2013; balance sheet as of September 30, 2012, RMB/USD of 6.2295 as of February 26, 2013
Based on management record of share counts, exercisable and unvested options as of November 23, 2012

365 WACC analysis

Discount rate summary

	Low		High
Risk-free rate[1]		1.9%	
Equity risk premium	7.0%	—	8.0%
Levered beta	1.45	—	1.60
Country risk premium	1.5%	—	1.5%
Cost of equity	**13.8%**	—	**16.1%**
Pre-tax cost of debt[2]		7.1%	
Post-tax cost of debt		5.4%	
Debt/total cap target		10.0%	
Calculated discount rate	**12.7%**	—	**15.1%**

Discount rate at varied 365 betas

	Since IPO average			Current		
	Barra	Historical	Relevered historical	Barra	Historical	Relevered historical
Beta	1.374	1.563	1.617	1.166	1.471	1.522
Cost of equity[4]	13.7%	15.1%	15.5%	12.1%	14.4%	14.8%
Discount rate	12.8%	14.1%	14.5%	11.4%	13.5%	13.8%

Capital structure benchmarks ($ millions)

Company	Market cap	Debt/ total cap	Levered beta Barra	Levered beta Historical	Relevered historical[3]
Chinese economy hotels					
Home Inns & Hotels	$1,325	22.6%	1.244	1.660	1.475
China Lodging Group	$1,122	0.0%	1.156	0.910	0.985
Mean			**1.200**	**1.285**	**1.230**
Median			**1.200**	**1.285**	**1.230**
For reference only					
Shanghai Jin Jiang	$976	33.1%	1.038	0.859	0.679
Wyndham	$8,496	34.9%	1.095	2.476	2.000
Choice Hotels	$2,169	28.3%	0.786	1.165	0.985
Accor	$8,180	27.7%	1.467	1.409	1.323
Intercontinental Hotels	$7,913	13.7%	1.024	1.368	1.282
Mean			**1.082**	**1.455**	**1.254**
Median			**1.038**	**1.368**	**1.282**

Sources: FactSet, Barra, J.P. Morgan estimates
Note: Market data as of February 26, 2013
[1] Risk-free rate determined by U.S. 10-year treasury bond yield; [2] Pre-tax cost of debt calculated based on the weighted average interest rate of 365's existing credit lines; [3] Relevered historical beta based on debt/total cap target of 10.0%, and target tax rate of 25%; [4] Cost of equity calculated based on equity risk premium of 7.5%

Trading and transaction comparables

Trading comparables (US$mm)

Company	Price 2/26/2013	% of 52 wk high	Market capitalization	Firm value	FV / EBITDA 2013E	FV / EBITDA 2014E	Adj. FV / EBITDAR[2] LTM	Price / EPS (GAAP) 2013E	Price / EPS (GAAP) 2014E
365 - offer price[1]	$13.80	85.4%	$688	$663	6.2x	5.1x	7.8x	20.6x	15.4x
Home Inns & Hotels	$28.66	87.0%	$1,325	$1,464	7.0x	5.8x	8.7x[3]	23.2x	15.7x
China Lodging Group	$18.07	90.7%	$1,122	$1,043	8.3x	6.9x	9.4x	27.1x	20.4x
Chinese hotel average		**88.8%**			**7.6x**	**6.4x**	**9.1x**	**25.1x**	**18.1x**
For reference only									
Shanghai Jin Jiang	$0.18	86.0%	$976	$1,537	4.6x	4.3x	N/A	20.7x	20.7x
Wyndham Worldwide	$58.32	96.7%	$8,496	$12,714	11.0x	10.2x	N/A	15.0x	13.8x
Choice Hotels International	$37.25	83.7%	$2,169	$2,873	13.3x	12.4x	N/A	17.4x	15.7x
Accor	$35.79	88.7%	$8,180	$9,716	8.7x	8.3x	N/A	16.9x	15.3x
InterContinental Hotel	$28.92	93.0%	$7,913	$8,383	11.0x	10.1x	N/A	17.3x	15.9x
Average (for reference)		**89.6%**			**9.7x**	**9.1x**	**N/A**	**17.5x**	**16.3x**

Transaction comparables

- Home Inns acquired 100% of Motel 168 for US$470mm in May 2011: 11x – 12x FV/2010 EBITDA[4]

Sources: Company filings, Factset, as of February 26, 2013
[1] Management forecast as of February 27, 2013
[2] Adj. FV = FV + rental expenses x 8; EBITDAR = EBITDA + rental expenses
[3] Adjusted for both utility and rental expenses as Home Inns only reported combined utility and rent expenses
[4] Source: Home Inns management presentation transcript as of May 27, 2011

Premium for precedent completed take-private transactions for US-listed Chinese companies



Premium for precedent completed transactions
Company
One day avg.
30 day VWAP
60 day VWAP
Cayman
Non - Cayman
Median = 23.3%
Median = 31.7%
Median = 27.9%
CHEMSPEC
FunTalk
CRIC
Gushan
19.0% 22.3% 21.9%
28.2% 29.2% 27.0%
17.1% 34.2% 30.6%
23.5% 26.6% 25.1%
22.5% 38.7% 23.6%
23.0% 34.3% 42.4%
34.1% 27.2% 28.7%
56.8% 67.8% 86.6%
Median = 29.4%
Median = 32.8%
Median = 35.7%
CFS
CSST
Winner
26.3% 28.6% 36.3%
48.4% 46.5% 16.8%
20.2% 36.3% 35.1%
43.8% 52.4% 40.1%
12.6% 26.5% 38.8%
58.5% 39.1% 35.0%
32.3% 29.2% 39.3%
26.4% 28.0% 32.4%

Source: Company filings, FactSet

Agenda

365's historical NTM multiples since IPO till take-private offer

NTM FV / EBITDA

Average	Prior to take-private announcement			
	Since IPO	1-year	6-month	Last day
365	8.9x	5.9x	4.7x	4.5x
Chinese hotels	10.7x	7.7x	7.1x	7.8x
Discount to peers	(16.7%)	(24.1%)	(34.6%)	(42.0%)


365
Chinese hotels[1]
25x
20x
15x
10x
5x
0x
Jan-10 May-10 Sep-10 Jan-11 May-11 Sep-11 Jan-12 May-12 Sep-12

NTM P/E

Average	Prior to take-private announcement			
	Since IPO	1-year	6-month	Last day
365	26.1x	17.6x	14.4x	13.7x
Chinese hotels	28.7x	22.0x	21.5x	23.9x
Discount to peers	(9.1%)	(19.8%)	(33.2%)	(42.5%)


365
Chinese hotels[1]
65x
60x
55x
50x
45x
40x
35x
30x
25x
20x
15x
10x
5x
0x
Jan-10 May-10 Sep-10 Jan-11 May-11 Sep-11 Jan-12 May-12 Sep-12

Sources: FactSet; market data as of September 25, 2012
Note: Multiples based on I/B/E/S median estimates
[1] Chinese hotels include Home Inns and China Lodging